Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of American Capital, Ltd.:

(1)	Form S-8 (No. 333-68993) of American Capital, Ltd.,

(2)	Form S-8 (No. 333-60518) of American Capital, Ltd.,

(3)	Form S-8 (No. 333-109024) of American Capital, Ltd.,

(4)	Form S-8 (No. 333-109026) of American Capital, Ltd.,

(5)	Form S-8 (No. 333-124361) of American Capital, Ltd.,

(6)	Form S-8 (No. 333-135017) of American Capital, Ltd.,

(7)	Form S-8 (No. 333-135019) of American Capital, Ltd.,

(8)	Form S-8 (No. 333-160997) of American Capital, Ltd.,

(9)	Form S-8 (No. 333-168514) of American Capital, Ltd.,

(10)	Form S-8 (No. 333-93271) of American Capital, Ltd.,

(11)	Form S-8 (No. 333-172265) of American Capital, Ltd.,

(12)	Form S-8 (No. 333-139965) of American Capital, Ltd., and

(13)	Form S-3 (No. 333-123340) of American Capital, Ltd.;

of our reports dated April 1, 2013, with respect to the consolidated financial statements of American Capital Asset Management, LLC included in this Annual Report (Form 10-K/A) of American Capital, Ltd. for the year ended December 31, 2012.

/s/ Ernst & Young LLP

McLean, Virginia
April 1, 2013